SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 31, 2003
                        (Date of Earliest Event Reported)

                       JOHN HANCOCK LIFE INSURANCE COMPANY
               (Exact name of registrant as specified in charter)

                        Commission File Number: 333-45862

         MASSACHUSETTS                                   04-1414660
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
                         (Registrant's telephone number,
                              including area code)

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit is furnished as part of this Form 8-K:

         (c)      Exhibits

                  Exhibit No.       Item
                  -----------       ----

                  99 John Hancock Financial Services, Inc. Press Release dated July 31, 2003.


ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On July 31, 2003, John Hancock Financial Services, Inc. a Delaware corporation, issued a press release, a copy of which is attached hereto as
Exhibit 99 and is incorporated herein by reference. John Hancock Life Insurance Company, is a direct, wholly-owned subsidiary of John Hancock Financial Services, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JOHN HANCOCK LIFE INSURANCE COMPANY



Date:     July 31, 2003                By:   /s/ Thomas E. Moloney
                                             -----------------------------------
                                             Thomas E. Moloney
                                             Senior Executive Vice President and
                                             Chief Financial Officer

                                                                     Exhibit  99

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

                                             [LOGO]    John Hancock
                                                     FINANCIAL SERVICES

News

John Hancock Financial Services Reports Second Quarter 2003 Net Income of $1.00 Per
                Share Diluted Versus $0.33 in the year-ago period

  o  Consolidated net operating income* of  $0.82 per share diluted increased 13.9% from
     $0.72 per share diluted in the year-ago quarter

        ---------------------------------------------------------------------------------------------------
        Earnings summary                                   2nd Quarter           2nd Quarter              %
        (Table 1)                                                 2003                  2002         Change
        ---------------------------------------------------------------------------------------------------

        Net income                                      $289.9 million         $98.3 million          195%

        Net income
        per share diluted                                        $1.00                 $0.33          203%

        Consolidated net operating                      $236.1 million        $213.5 million         10.6%
        income*

        Consolidated net operating
        income* per share diluted                                $0.82                 $0.72         13.9%

        Weighted-average shares
        outstanding diluted                             288.53 million        295.07 million

        ---------------------------------------------------------------------------------------------------

      BOSTON (July 31, 2003) - John Hancock Financial Services, Inc. (NYSE: JHF) today reported net income of $289.9 million for the second quarter of 2003, or $1.00 per share diluted, compared with $98.3 million, or $0.33 per share diluted, in the second quarter of 2002.

      Net income for the quarter included net realized investment and other gains of $53.8 million after-tax, as gains on sales of securities, recoveries on previously impaired securities and prepayment gains more than offset new impairments and losses on disposal of investments. Prior-year second quarter net income included after-tax net realized investment and other losses of $94.5 million, and $20.7 million of other charges related to a legal settlement and restructuring.


------------------------------

     *  JHF  management  uses  net  operating   income  to  evaluate   financial
performance of its business  segments and as one of a number of different  bases for management  incentives.  The company believes the combined  presentation and evaluation  of  consolidated  net  operating  income along with net income under generally accepted  accounting  principles (GAAP) provides  information that may enhance investors'  understanding of the company's underlying profitability from operations.  Net  operating  income  differs  from GAAP net  income  because  it excludes net realized  investment  and other gains and losses and certain  other items that management  believes are not indicative of ongoing  operating trends.
Net operating income is a measure  commonly used in the life insurance  industry and by securities analysts in the evaluation of company performance. See Table 4 for a reconciliation of net operating income to GAAP net income.


                                       1


      Consolidated net operating income was $236.1 million in the quarter versus
$213.5 million in the prior year; on a per-share basis, net operating income increased 13.9% to $0.82 diluted. Operating results in the quarter were driven by strong business growth, spreads and separate account performance in the non-traditional life and retail annuity lines; significant new advisory sales in the Investment Management segment; and solid results at Maritime Life. Partially offsetting these positive results were lower earnings in the Corporate & Other segment, mutual fund operations and the traditional life line.

      "We are pleased with the demonstrated strength of our strategy of diversification among businesses, products and distribution channels," said
David F. D'Alessandro, chairman and chief executive officer. "Core retail businesses drove operating earnings growth in the quarter along with strong business growth in our investment management operations. We maintained strong spreads and benefited from improved stock market performance in the quarter.
Importantly, we kept our pricing and spread discipline in the face of increasingly competitive market conditions, knowing that we would slow sales in the quarter.

      "Slower variable life and annuity sales reflect ongoing consumer reluctance to re-enter the equity markets, but universal life sales continue to show solid growth," said D'Alessandro. "And I am confident that our new retail management team is building the appropriate momentum across all our channels, with revised products and stronger wholesaling activities, to take advantage of consumer demand when it returns. However, in light of the weak first half sales performance overall, we are revising sales guidance downward for several product lines."

      Credit performance improved on both a sequential quarter basis and from the year ago period. Realized gains in the current quarter included $48.7 million in recoveries on the sale of previously impaired securities, $26.5 million of prepayment income and gains on asset sales for tax planning and portfolio repositioning. The largest impairments in the current quarter included
$20.0 million related to a toll road project and $13.5 million related to an Australian mining company.

      Components of pre-tax realized investment gains and losses are shown in the following table:

               -----------------------------------------------------------------------------------------
               Total Gross Pre-tax Realized
               Investment Gain/(Loss)*
               (millions)
               (Table 2)                                       2nd Quarter 2003         2nd Quarter 2002
               -----------------------------------------------------------------------------------------

               Gain on disposal, recoveries
               & prepayments                                             $302.3                  $149.0

               Impairments                                             ($102.8)                ($194.9)

               Loss on disposal                                         ($27.6)                 $(83.8)
                                                                        -------                 -------

               Subtotal                                                  $171.9                ($129.7)

               Derivatives and hedging                                  ($31.0)                 ($21.4)
                                                                        -------                 -------

               Total                                                     $140.9                $(151.1)

               -----------------------------------------------------------------------------------------
                 *Excludes amortization of deferred policy acquisition costs, and amounts allocated to participating pension contracts and the policyholder dividend obligation.



                                       2



      The net unrealized gain on available-for-sale (afs) securities increased to $3.2 billion reflecting the historically low level of interest rates and significantly improved market confidence across a variety of credit sectors.
Excluding hedging adjustments, which are temporary in nature, gross unrealized losses improved 41% sequentially to $516 million from $868 million in the first quarter of 2003. The unrealized loss related to securities trading at less than 80% of amortized cost for six months or longer was about $170 million at June
30, 2003, compared with approximately $300 million at March 31, 2003.


      ----------------------------------------------------------------------------------------------------------------
      Total Unrealized Investment
      Gains/(Loss) On Available-for-
      Sale Securities* (billions)
      (Table 3)                                          2nd Quarter 2003      1st Quarter 2003       4th Quarter 2002
      ----------------------------------------------------------------------------------------------------------------

      Gross unrealized gain                                          $4.0                  $2.8                  $2.6

      Gross unrealized loss                                         ($0.8)                ($1.2)                ($1.5)
                                                                   -------                ------                ------

      Net unrealized gain                                            $3.2                  $1.6                  $1.1

     -----------------------------------------------------------------------------------------------------------------
       *Includes basis adjustments related to hedging.

      "We are encouraged by continued signs of a stable-to-improving credit environment as indicated by the significant improvement in gross unrealized losses," D'Alessandro said. "It is noteworthy that we recovered nearly $49 million in the quarter from assets that were previously written down. We currently expect gross realized losses for the full-year to come in at the lower end of the $650-$750 million range we previously estimated, and continue to expect that realized gains will offset those losses for the full year. However, we continue to monitor the economy overall and still consider a quick recovery unlikely, so we think it prudent to keep to a relatively conservative outlook for impairments for the remainder of the year."



      The following table reconciles net income with consolidated net operating income:

          --------------------------------------------------------------------------------------------------------
          Net income reconciliation
           (Table 4)                                                  2nd Quarter 2003            2nd Quarter 2002
          --------------------------------------------------------------------------------------------------------
          (millions)

          Consolidated net operating income                                     $236.1                      $213.5


             Net realized investment and other
             gains (losses)                                                      $53.8                      ($94.5)


             Class action lawsuit                                                   --                      ($19.5)


             Severance/other                                                        --                       ($1.2)
                                                                                   ---                      ------

                Total non-operating items                                        $53.8                     ($115.2)


          Net income                                                            $289.9                       $98.3

          --------------------------------------------------------------------------------------------------------



                                       3


2003 Financial Outlook

      The company's guidance for 2003 net operating income per share growth of 7-11% is based on continued business growth, an expectation of equity market appreciation averaging 2% per quarter for the rest of the year, slightly improving economic conditions and strengthening consumer confidence in the second half of the year. Guidance for 2003 gross investment losses, excluding hedging adjustments of $650 million to $750 million compares to pre-tax gross investment losses of $876.5 million in 2002. Due to the unpredictability of the timing and recognition of gains and losses, especially such items as prepayment gains, hedging adjustments and recoveries, as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot be readily estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on net operating income per share to GAAP net income.

      Given weak consumer demand for equity-market life and accumulation products, the low interest rate environment, legislative concerns and highly competitive market conditions for spread-based products, the company has revised its sales guidance for several products for 2003. The company now expects that total retail annuity sales will be down 5-10% and that institutional spread-based product sales will be below last year's level. Both core and total life sales are expected to decrease from the prior year by 15-20%, but we expect sales in the second half of the year to be roughly flat with the second half of 2002. We expect long-term care sales to exceed our previous guidance and increase from 35%-40% from 2002 levels.




                                       4



Business Segment Highlights

Protection Segment
---------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                        Q2         Q2            %
(millions)                          2003       2002       Change  Comment
---------------------------------------------------------------------------------------------------------------------------------

Total Protection                  $130.4     $121.4         7.4%  Better separate account performance and earnings from an
----------------                                                  acquired block of universal life policies drove higher
                                                                  non-traditional life earnings and offset a small decrease in traditional life.

Traditional life                   $42.4      $44.1       (3.9%)  Decrease due primarily to mortality fluctuations and lower investment income outside the Closed Block, partially offset by lower expenses.

Non-traditional life               $55.5      $46.4        19.6%  Favorable separate account performance and growth of the universal life book from both new sales and acquired business drove increased earnings.

Long-term care                     $30.6      $30.5         0.3%  Growth in the business was offset by higher expenses, a decline in the portfolio rate and continued low lapse.

Federal long-term care              $2.4       $0.5         380%  Fee income received for JHF share of the business in the new federal long-term care joint venture.
---------------------------------------------------------------------------------------------------------------------------------

Sales (millions) *
---------------------------------------------------------------------------------------------------------------------------------

Core life (excludes bank- and      $40.0      $57.6       (30.6%)  Continued decline in variable life sales more than offset 17%
corporate-owned (COLI/BOLI))                                       growth in universal life sales.  Versus the 1st quarter,
                                                                   variable life sales were up 7% and universal life sales
                                                                   grew 24% for combined 17% growth.

Total life                         $62.5      $81.5       (23.3%)  COLI/BOLI sales down 6% from the year ago period.
(includes COLI/BOLI)

Long-term care                     $54.1      $32.0        69.1%   Growth driven by 63% increase in sales in Signator due to
                                                                   expanding distribution relationships.
---------------------------------------------------------------------------------------------------------------------------------
*Sales are presented as defined by the Life Insurance Marketing Research Association (LIMRA) and represent the amount of new business sold during the period.



                                       5


Asset Gathering Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating income                 Q2              Q2              %
pre-tax (millions)                 2003            2002         Change  Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Asset Gathering             $74.5           $59.2          25.8%  Strong growth in total annuity earnings offset lower mutual
---------------------                                                   fund results.


Fixed annuities                   $40.0           $27.6          44.9%  Investment spreads increased to 222 basis points (bps) from
                                                                        199 bps in the year ago period, reflecting continued
                                                                        renewal rate reductions and lower initial crediting rates on products with lower guaranteed minimum rates. Average
                                                                        account balances grew 35%.

Variable annuities                $17.0            $4.5           278%  Strong separate account performance lowered DAC
                                                                        amortization, as annualized equity appreciation in the
                                                                        quarter exceeded DAC model assumptions.

Mutual funds                      $17.4           $22.6        (23.0%)  Average assets under management (AUM) decreased 3%, and a shift in business mix from higher-fee equity funds to
                                                                        institutional advisory account, fixed income and closed-end funds, reduced revenues by 15%. This was somewhat offset by lower commissions on retail equity funds.
------------------------------------------------------------------------------------------------------------------------------------

Sales (millions)

Fixed annuity                    $639.0          $720.7        (11.3%)  Disciplined reductions of new money crediting rates and introduction of new products with lower minimums - 2% in
                                                                        most states and 1.5% in NY - decreased product demand.
                                                                        Additional 1.5% products are expected in other states by
                                                                        year-end.

Variable annuity                 $105.9          $143.2        (26.1%)  Sales continue to suffer from weak consumer demand.

Mutual funds                   $1,488.8          $744.0           100%  Growth driven by $675 million in sales from a new closed-end preferred income fund.
------------------------------------------------------------------------------------------------------------------------------------

Average account balances (millions)

Fixed annuity                  $9,968.3        $7,384.2          35.0%  Asset growth driven by continued strong sales and lower lapse rates, 8.7% compared with 12.1% in the year ago
                                                                        period.

Variable annuity               $5,280.2        $5,963.2         (11.5%) Decline driven by lower sales and continued high lapse rates, 16.2% versus 14.1% in the prior period.


Mutual funds                  $26,570.1       $27,505.6          (3.4%) Asset decline due to market depreciation in prior quarters.

------------------------------------------------------------------------------------------------------------------------------------



                                       6


Guaranteed & Structured Financial Products Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating income                Q2           Q2             %
pre-tax (millions)                2003         2002        Change  Comment
------------------------------------------------------------------------------------------------------------------------------------

Total GSFP                      $118.4       $112.1          5.6%  Solid growth in spread-based earnings was partially offset by
----------                                                         lower fee-based pension results.

Spread-based                    $111.5       $103.8          7.4%  Increase was driven by $2.3 billion growth in average assets and underwriting gains in pension buyout business, partially offset by a 13 bps drop in spreads, to 144 bps, still at the high end of our pricing range.

Fee-based                         $6.9         $8.3       (16.9%)  Decline due primarily to lower fees as a result of declining general account asset balances and lower earnings on capital.
------------------------------------------------------------------------------------------------------------------------------------

Spread-based
sales (millions)

Guaranteed investment           $126.8       $176.6       (28.2%)  Decline reflected sharply lower demand for traditional GICs
contracts (GICs)                                                   and increased pricing competition.

Funding                         $249.8       $686.7       (63.6%)  Pricing remains unattractive to us at virtually all maturities.
agreements

Group annuities                  $63.5       $197.6       (67.9%)  Group annuity market demand was very slow due to current low interest rate environment.

SignatureNotes                  $193.3           --           N/M  Continued strong sales on product introduced in Q3 2002.

------------------------------------------------------------------------------------------------------------------------------------
Investment Management Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating income                Q2           Q2             %
pre-tax (millions)                2003         2002        Change  Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Investment                 $18.9        $11.6         62.9%  Growth driven by strong gains in real estate finance and
-----------------                                                  investment management businesses, offset by lower earnings at
Management                                                         Independence.
-----------


Independence                      $0.8         $3.7       (78.4%)  Decrease driven primarily by a higher percentage of fixed
Investment                                                         income assets under management which generate lower fees.

Other Investment                 $18.1         $7.9          129%  Growth driven by two real estate securitizations and investment
Management                                                         gains on discontinued energy resource management business.

------------------------------------------------------------------------------------------------------------------------------------


                                       7


Maritime Life Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating income              Q2           Q2            %
pre-tax (millions)              2003         2002       Change  Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Maritime                 $30.4        $24.8        22.5%  Stronger Canadian currency, improved claims and lower DAC
--------------                                                  amortization drove higher results.


Retail protection              $13.3        $12.6         5.6%  Increase driven by business growth and improved claims experience in the life and living benefits products.

Asset gathering                $10.8         $4.3         151%  Improved lapse experience reduced DAC amortization,
                                                                offsetting the impact of lower separate account fees on lower asset balances.

Group life and health           $7.8        $11.3      (31.0%)  Prior year quarter included about $5 million in one-time disability reserve improvement; current quarter benefited
                                                                from growth due to price increases.

------------------------------------------------------------------------------------------------------------------------------------
Sales
(millions)

Retail protection              $11.6        $12.3       (5.7%)  While sales of living benefits products continued on a solid pace, the year ago period included several large life sales which accounted for the decline quarter to quarter.

Asset gathering               $142.7       $142.9       (0.1%)  Overall weak demand for equity-based products continues.

Group life & health            $19.6        $20.9       (6.2%)  Lower plan extension activity offset the growth of new case sales.

------------------------------------------------------------------------------------------------------------------------------------

Corporate & Other Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating income              Q2          Q2            %
pre-tax (millions)              2003        2002       Change   Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Corporate              $(40.3)     $(32.2)       (25.2%)  Decrease driven primarily by higher pension and other
---------------                                                 expenses, capital investments in business unit growth and the
& Other                                                         sale of the Group Life business effective May 1. After-tax results
--------                                                        decreased to ($16.0) million from ($3.5) million due to above as well as from a reduction in tax-preferenced investments versus the prior quarter.

------------------------------------------------------------------------------------------------------------------------------------



                                       8


      Additional Financial Data

      The following table provides additional financial data:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Three months ended
Table 5                                                                             June 30, 2003             June 30, 2002
                                                                                 (in millions, except percentages and per share
                                                                                                    amounts)
Consolidated net operating income return on equity
(excluding FAS 115 market adjustment)*                                                           14.5%                      15.3%

Operating income adjustments                                                                      3.3%                     (8.3)%
Net income return on equity (excluding FAS 115 market adjustment)                                17.8%                       7.0%

Unrealized (appreciation) depreciation on AFS securities                                        (3.3)%                     (0.4)%

Net income return on shareholders' equity                                                        14.5%                       6.6%

Shareholders' equity (excluding FAS 115 market adjustment)*                                   $6,524.9                   $5,597.3

   Per share                                                                                    $22.57                     $19.16
Unrealized appreciation (depreciation) on AFS securities (net of tax)                         $1,485.5                     $370.0

   Per share                                                                                     $5.14                      $1.26

Shareholders' equity (including FAS 115 market adjustment)                                    $8,010.4                   $5,967.3

   Per share                                                                                    $27.71                     $20.42

End of period shares outstanding                                                                289.11                     292.19

Assets under management (in billions)
     General account                                                                             $73.7                      $62.1
     Separate account                                                                            $22.6                      $21.3
     Third party                                                                                 $43.4                      $40.3
------------------------------------------------------------------------------------------------------------------------------------
Total consolidated                                                                              $139.7                     $123.7
------------------------------------------------------------------------------------------------------------------------------------
* FAS 115 requires the adjustment of available for sale securities to fair market value. Without the FAS 115 adjustment, these assets would be reported at book value. John Hancock management believes that presentation of balance sheet information without the
FAS 115 adjustment, along with the GAAP basis, provides information that may enhance investors' understanding of the company's financial performance. Many industry analysts prefer to view this data excluding the FAS 115 adjustment.
------------------------------------------------------------------------------------------------------------------------------------



                                       9



      Forward-looking Statements

      The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan,"
"estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities
Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

      Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2002, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates;
customer responsiveness to existing and new products and distribution channels;
competitive and business factors; new tax or other legislation; and government regulation.

      The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

      Conference Call

      John Hancock will discuss second quarter results during a conference call on Friday, August 1, 2003, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

      The live call can also be accessed by telephone in the U.S. at (973)
582-2809, and a rebroadcast will be available through August 8, 2003, at (973)
341-3080. The replay access code will be 4026574.

      This press release, the company's quarterly financial supplement, and other financial documents may be obtained at www.jhancock.com/investor.

      John Hancock Financial Services, Inc., with $139.7 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

      Contacts

      Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors:  Jean Peters, 617-572-9282; Alicia Charity, 617-572-0882

      Supplemental Financial Information Follows



                                       10




Consolidated Operating Income Statements
($ millions)
                                                               Three months ended                   Six months ended
                                                                    June 30,                            June 30,
                                                              2003            2002                2003            2002
                                                         -------------------------------     -------------------------------



Premiums                                                        $ 914.4           $963.6           $1,748.1         $1,706.0
Universal life and investment-type
  product fees                                                    205.9            206.4              408.3            400.8
Net investment income                                           1,049.3            979.1            2,078.6          1,949.0
Net realized investment gains (losses) (1)                          8.0              1.8                9.5              1.0
Investment management revenues/
  commissions/other fees                                          129.0            142.6              254.1            290.4
Other revenue                                                      59.4             49.7              132.6            126.7
                                                         -------------------------------    --------------------------------
  Total revenues (1)                                            2,366.0          2,343.2            4,631.2          4,473.9


Benefits to policyholders                                       1,394.4          1,451.8            2,751.4          2,684.2
Other operating costs and expenses (2)                            421.0            366.4              814.7            760.5
Amortization of deferred policy acquisition costs                  73.5             78.5              153.4            148.8
Dividends to policyholders                                        144.8            149.6              282.6            294.7
                                                         -------------------------------    --------------------------------
  Total benefits and expenses (2)                               2,033.7          2,046.3            4,002.1          3,888.2

Pre-tax operating income                                          332.3            296.9              629.1            585.7

Income tax                                                         96.2             83.4              178.9            169.4
                                                         -------------------------------    --------------------------------

Operating income                                                 $236.1           $213.5             $450.2           $416.3

After-tax adjustments:

     Net realized investment gains(losses)                         53.8           (94.5)               92.9          (147.2)
     Class action                                                     -           (19.5)                  -           (19.5)
     Severance                                                        -            (1.2)                  -            (4.8)
                                                         -------------------------------    --------------------------------

Net income                                                       $289.9            $98.3             $543.1           $244.8
                                                         ===============================    ================================


(1) Excludes $81.8 million and $142.9 million of pre-tax realized investment gains (losses) for the quarter and six months ended June 30, 2003, respectively, treated as operating income adjustment. For the quarter and six months ended
June 30, 2002, pre-tax realized investment gains (losses) of ($140.8) million and ($225.7) million, respectively, treated as operating income adjustments.
(2) Effective Q1 2003, severance charges are part of segment operating income.
Segment operating income excluded after-tax severance charges of $1.2 million and $4.8 million of the quarter and six months ended June 30, 2002, respectively. For the quarter and six months ended June 30, 2003, pre-tax severance charges of ($1.2) million and $5.0 million, respectively, were included in segment operating income.




                                       11